NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Full Year and Fourth Quarter 2018 Results

Full Year Results

•	Revenue increased 9% to $3.5 billion driven by organic growth of 5%, as acquisitions contributed 3% and foreign currency added 1%

•	GAAP EPS of $2.00 compared to $2.11 in the prior year

•	Adjusted EPS increased 10% to $2.43, representing the 9th consecutive year of adjusted EPS growth

•	Acquired two specialty businesses, repurchased 3.4 million shares and increased quarterly dividend 11%

Fourth Quarter Results and Recent Acquisition

•	Revenue increased 4% (3% organic) to $834 million

•	GAAP EPS of $0.15 vs. $0.43 in the prior year, due to changes in special items related to pension mark-to-market and tax adjustments

•	Adjusted EPS of $0.41 in line with company’s outlook statements, and flat to prior year

•	Fiber-Line acquisition completed on January 2, 2019, expected to add nearly $100 million in revenue in 2019 to Specialty Engineered Materials segment

CLEVELAND - January 29, 2019 - PolyOne Corporation (NYSE: POL) today reported its fourth quarter and full year results for 2018. GAAP earnings per share were $0.15 in the fourth quarter of 2018 compared to $0.43 in the fourth quarter of 2017. Adjusted earnings per share were $0.41 in the fourth quarter of 2018, in line with the fourth quarter of 2017. Special items for the fourth quarter of 2018 primarily included a mark-to-market pension adjustment and environmental related costs (see Attachment 3).

Full year GAAP earnings per share were $2.00 in 2018 compared to $2.11 in 2017. Adjusted earnings per share in 2018 increased 10% to $2.43, from $2.21 in 2017.

“For the ninth consecutive year we have delivered adjusted EPS growth. This is a testament to the execution of our four-pillar strategy, our world-class service and the dedication of our global associates,” said Robert M. Patterson, Chairman, President and Chief Executive Officer,

PolyOne Corporation. “Our investments in commercial resources and specialty acquisitions continue to drive our expansion with our Color, Additives and Inks segment leading the way. For the year, Color increased revenue and operating income by 17% and 14%, respectively.”

Mr. Patterson added, “Overall, I am incredibly pleased with our performance this year when considering that we incurred significantly higher raw material and logistics costs. We also overcame a more recent slowdown in demand in certain end markets and geographies which negatively impacted the second half of the year.”

Softening demand conditions in the fourth quarter most heavily impacted the Performance Products and Solutions (PP&S) and Specialty Engineered Materials (SEM) segments. Specifically, end markets negatively impacting PP&S were building & construction and appliance. SEM was impacted by a more recent decline in demand in Europe and Asia primarily in transportation and consumer end markets.

Mr. Patterson cited the following key milestones from 2018:

•	Reduced associate injuries by 19% and had the safest year in the company's history

•	Certified as an ACC Responsible Care® organization for outstanding environmental, health and safety performance

•	Delivered our ninth consecutive year of adjusted EPS growth

•	Increased our dividend by 11% and for the seventh consecutive year in a row

•	Purchased 3.4 million shares of PolyOne stock

•	Acquired two specialty companies, IQAP and PlastiComp, and completed a third acquisition, Fiber-Line, in January of 2019

•	For the first time in our history, certified as a Great Place to Work® in the U.S. by the Great Place to Work Institute

Commenting on the company’s outlook, Mr. Patterson said, “Many companies are citing softening conditions in certain end markets and geographies. We certainly saw this at the end of 2018 and expect these conditions to continue into the beginning of this year. Fortunately, with the investments we have made, the breadth of our portfolio of technologies, and the organization we have in place, we are better positioned to navigate these near-term dynamics than ever before.”

Mr. Patterson added, “Most importantly, we will continue to focus on executing our four-pillar strategy so that we can serve our customers with excellence and deliver for them and our shareholders over the long term.”

Conference Call

The company will conduct a conference call at 8:00 a.m. Eastern Time on January 29, 2019. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 2565135. A simultaneous webcast of the call will be accessible via the company’s website at www.polyone.com/investor.

A recording of the call will also be available for one week, beginning at 12:00 p.m. Eastern Time on January 29, 2019. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 2565135.

About PolyOne

PolyOne Corporation (NYSE: POL), with 2018 revenues of $3.5 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence. Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is an ACC Responsible Care® certified company committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

Investor Relations Contact:
Joe Di Salvo
Vice President, Investor Relations
PolyOne Corporation
+1 440-930-1921
giuseppe.disalvo@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to identify and evaluate acquisition targets and consummate and integrate acquisitions; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; information systems failures and cyberattacks; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

# # #

Attachment 1

PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Sales	$834.0	$800.6	$3,533.4	$3,229.9
Operating income	47.0	47.1	273.7	272.8
Net income from continuing operations attributable to PolyOne shareholders	11.6	35.4	161.1	173.5
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.15	$0.44	$2.02	$2.13
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.15	$0.43	$2.00	$2.11

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended December 31, 2018		Three Months Ended December 31, 2017
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$11.6	$0.15	$35.4	$0.43
Special items, after tax (Attachment 3)	21.1	0.26	(2.2)	(0.02)
Adjusted net income / EPS - excluding special items	$32.7	$0.41	$33.2	$0.41

	Year Ended December 31, 2018		Year Ended December 31, 2017
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$161.1	$2.00	$173.5	$2.11
Special items, after tax (Attachment 3)	34.2	0.43	8.1	0.10
Adjusted net income / EPS - excluding special items	$195.3	$2.43	$181.6	$2.21

Attachment 2

PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Sales	$834.0	$800.6	$3,533.4	$3,229.9
Cost of sales	669.0	631.3	2,788.5	2,511.0
Gross margin	165.0	169.3	744.9	718.9
Selling and administrative expense	118.0	122.2	471.2	446.1
Operating income	47.0	47.1	273.7	272.8
Interest expense, net	(15.6)	(15.5)	(62.8)	(60.8)
Debt extinguishment costs	(1.0)	—	(1.1)	(0.3)
Other (expense) income, net	(14.8)	(2.2)	(12.6)	0.6
Income from continuing operations before income taxes	15.6	29.4	197.2	212.3
Income tax (expense) benefit	(4.2)	6.1	(36.4)	(38.7)
Net income from continuing operations	11.4	35.5	160.8	173.6
(Loss) income from discontinued operations, net of income taxes	(0.2)	2.6	(1.3)	(231.2)
Net income (loss)	$11.2	$38.1	$159.5	$(57.6)
Net loss (income) attributable to noncontrolling interests	0.2	(0.1)	0.3	(0.1)
Net income (loss) attributable to PolyOne common shareholders	$11.4	$38.0	$159.8	$(57.7)

Earnings (loss) per share attributable to PolyOne common shareholders - Basic:
Continuing operations	$0.15	$0.44	$2.02	$2.13
Discontinued operations	—	0.03	(0.01)	(2.84)
Total	$0.15	$0.47	$2.01	$(0.71)
Earnings (loss) per share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.15	$0.43	$2.00	$2.11
Discontinued operations	(0.01)	0.03	(0.01)	(2.81)
Total	$0.14	$0.46	$1.99	$(0.70)

Cash dividends declared per share of common stock	$0.195	$0.175	$0.720	$0.580

Weighted-average shares used to compute earnings per common share:
Basic	78.6	80.9	79.7	81.5
Diluted	79.2	81.8	80.4	82.1

Attachment 3

PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Cost of sales:
Restructuring costs	$(0.1)	$(0.2)	$(0.6)	$3.1
Environmental remediation costs	(3.9)	(2.7)	(23.2)	(14.8)
Reimbursement of previously incurred environmental costs	0.5	2.8	4.3	9.1
Acquisition related costs	0.2	(0.3)	(1.6)	(3.0)
Impact on cost of sales	(3.3)	(0.4)	(21.1)	(5.6)

Selling and administrative expense:
Restructuring, legal and other	(4.8)	(9.2)	(17.0)	(20.7)
Acquisition related costs	(2.2)	(0.5)	(5.1)	(2.9)
Impact on selling and administrative expense	(7.0)	(9.7)	(22.1)	(23.6)

Impact on operating income	(10.3)	(10.1)	(43.2)	(29.2)

Debt extinguishment costs	(1.0)	—	(1.1)	(0.3)
Other income (expense), net	0.2	0.1	0.4	(0.1)
Pension & other post-retirement benefits - mark-to-market adjustment	(15.6)	(3.3)	(15.6)	(3.3)
Impact on income from continuing operations before income taxes	(26.7)	(13.3)	(59.5)	(32.9)
Income tax benefit on above special items	5.6	4.8	14.9	11.6
Tax adjustments(2)	—	10.7	10.4	13.2
Impact of special items on net income from continuing operations attributable to PolyOne Shareholders	$(21.1)	$2.2	$(34.2)	$(8.1)

Diluted earnings per common share impact	$(0.26)	$0.02	$(0.43)	$(0.10)

Weighted average shares used to compute adjusted earnings per share:
Diluted	79.2	81.8	80.4	82.1

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures, including adjustments related to contingent consideration; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4

PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) Year Ended December 31, 2018	Year Ended December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$170.9	$243.6
Accounts receivable, net	413.4	392.4
Inventories, net	344.7	327.8
Other current assets	69.8	102.8
Total current assets	998.8	1,066.6
Property, net	495.4	461.6
Goodwill	650.3	610.5
Intangible assets, net	423.4	400.0
Other non-current assets	155.4	166.6
Total assets	$2,723.3	$2,705.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$19.4	$32.6
Accounts payable	399.0	388.9
Accrued expenses and other current liabilities	139.2	149.1
Total current liabilities	557.6	570.6
Non-current liabilities:
Long-term debt	1,336.2	1,276.4
Pension and other post-retirement benefits	54.3	62.3
Other non-current liabilities	234.6	196.6
Total non-current liabilities	1,625.1	1,535.3
SHAREHOLDERS' EQUITY
PolyOne shareholders' equity	540.0	598.5
Noncontrolling interest	0.6	0.9
Total equity	540.6	599.4
Total liabilities and equity	$2,723.3	$2,705.3

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Year Ended December 31,
	2018	2017
Operating Activities
Net income (loss)	$159.5	$(57.6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on sale of business, net of tax	—	227.7
Depreciation and amortization	88.5	97.4
Accelerated depreciation and fixed asset charges associated with restructuring activities	3.0	0.9
Gain from sale of closed facilities	—	(3.6)
Debt extinguishment costs	1.1	0.3
Share-based compensation expense	10.9	10.2
Changes in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(11.3)	(44.7)
Increase in inventories	(10.6)	(41.1)
Increase in accounts payable	7.9	52.2
Increase (decrease) in pension and other post-retirement benefits	4.8	(9.6)
Decrease in accrued expenses and other assets and liabilities - net	(0.1)	(29.7)
Net cash provided by operating activities	253.7	202.4
Investing activities
Capital expenditures	(76.0)	(79.6)
Business acquisitions, net of cash acquired	(98.6)	(163.8)
Proceeds from the sale of business and other assets	4.3	124.0
Net cash used by investing activities	(170.3)	(119.4)
Financing activities
Borrowings under credit facilities	1,152.9	1,472.9
Repayments under credit facilities	(1,090.3)	(1,417.0)
Purchase of common shares for treasury	(123.0)	(70.7)
Cash dividends paid	(56.1)	(44.1)
Repayment of other debt	(16.4)	—
Repayment of long-term debt	(6.5)	(6.5)
Payments on withholding tax on share awards	(4.1)	(4.7)
Debt financing costs	(4.6)	(2.6)
Net cash used by financing activities	(148.1)	(72.7)
Effect of exchange rate changes on cash	(8.0)	6.6
(Decrease) increase in cash and cash equivalents	(72.7)	16.9
Cash and cash equivalents at beginning of year	243.6	226.7
Cash and cash equivalents at end of year	$170.9	$243.6

Attachment 6

PolyOne Corporation
Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Sales:
Color, Additives and Inks	$240.9	$222.6	$1,046.5	$893.2
Specialty Engineered Materials	150.5	150.2	645.8	624.3
Performance Products and Solutions	176.9	177.0	735.8	720.6
Distribution	304.8	286.6	1,265.4	1,154.6
Corporate and eliminations	(39.1)	(35.8)	(160.1)	(162.8)
Sales	$834.0	$800.6	$3,533.4	$3,229.9

Gross margin:
Color, Additives and Inks	$78.1	$75.4	$353.4	$312.2
Specialty Engineered Materials	36.9	40.8	171.7	169.5
Performance Products and Solutions	24.7	26.5	121.4	123.0
Distribution	30.6	29.2	125.8	126.0
Corporate and eliminations	(5.3)	(2.6)	(27.4)	(11.8)
Gross margin	$165.0	$169.3	$744.9	$718.9

Selling and administrative expense:
Color, Additives and Inks	$48.1	$46.9	$194.9	$173.6
Specialty Engineered Materials	24.7	25.4	99.4	94.0
Performance Products and Solutions	12.7	11.6	47.8	45.9
Distribution	13.6	14.1	54.3	53.4
Corporate and eliminations	18.9	24.2	74.8	79.2
Selling and administrative expense	$118.0	$122.2	$471.2	$446.1

Operating income:
Color, Additives and Inks	$30.0	$28.5	$158.5	$138.6
Specialty Engineered Materials	12.2	15.4	72.3	75.5
Performance Products and Solutions	12.0	14.9	73.6	77.1
Distribution	17.0	15.1	71.5	72.6
Corporate and eliminations	(24.2)	(26.8)	(102.2)	(91.0)
Operating income	$47.0	$47.1	$273.7	$272.8

Attachment 7

PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation to Consolidated Statements of Income	2018	2017	2018	2017

Sales	$834.0	$800.6	$3,533.4	$3,229.9

Gross margin - GAAP	165.0	169.3	744.9	718.9
Special items in gross margin (Attachment 3)	3.3	0.4	21.1	5.6
Adjusted Gross margin	$168.3	$169.7	$766.0	$724.5

Adjusted Gross margin as a percent of sales	20.2%	21.2%	21.7%	22.4%

Operating income - GAAP	47.0	47.1	273.7	272.8
Special items in operating income (Attachment 3)	10.3	10.1	43.2	29.2
Adjusted Operating income	$57.3	$57.2	$316.9	$302.0

Adjusted Operating income as a percent of sales	6.9%	7.1%	9.0%	9.4%

The tables below reconciles pre-special income tax expense and the pre-special effective tax rate to their most directly comparable GAAP financial measures.

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$15.6	$26.7	$42.3	$29.4	$13.3	$42.7

Income tax (expense) benefit - GAAP	(4.2)	—	(4.2)	6.1	—	6.1
Income tax impact of special items (Attachment 3)	—	(5.6)	(5.6)	—	(4.8)	(4.8)
Tax adjustments (Attachment 3)	—	—	—	—	(10.7)	(10.7)
Income tax (expense) benefit	$(4.2)	$(5.6)	$(9.8)	$6.1	$(15.5)	$(9.4)

Effective Tax Rate	26.9%		23.2%	nm		22.0%
nm - not meaningful

	Year Ended December 31, 2018			Year Ended December 31, 2017
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$197.2	$59.5	$256.7	$212.3	$32.9	$245.2

Income tax expense - GAAP	(36.4)	—	(36.4)	(38.7)	—	(38.7)
Income tax impact of special items (Attachment 3)	—	(14.9)	(14.9)	—	(11.6)	(11.6)
Tax adjustments (Attachment 3)	—	(10.4)	(10.4)	—	(13.2)	(13.2)
Income tax expense	$(36.4)	$(25.3)	$(61.7)	$(38.7)	$(24.8)	$(63.5)

Effective Tax Rate	18.5%		24.0%	18.2%		25.9%
Liquidity is calculated as follows:

(In millions)	As of December 31, 2018
Cash and cash equivalents	$170.9
Revolving credit availability	280.7
Liquidity	$451.6